Exhibit 11.1

                  First Colonial Group, Inc. and Subsidiaries
                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                     Three Months Ended     Nine Months Ended
                                    Sept. 30,  Sept. 30,   Sept. 30,  Sept. 30,
                                      1996       1995        1996       1995
                                 ---------  ---------    ---------  ---------
Primary
  Earnings                           $ 702      $ 659       $2,007      $ 767
                                 ---------  ---------    ---------  ---------
  Shares *
   Weighted average number of
    common shares outstanding    1,527,717  1,508,401    1,522,862  1,502,870
   Assuming exercise of option
    reduced by the number of
    shares which could have been
    purchased with the proceeds
    from exercise of such options    1,224        **         1,224       **
                                 ---------  ---------    ---------  ---------
   Weighted average number of
    common shares outstanding as
    adjusted                     1,528,941  1,508,401    1,524,086  1,502,870

 Primary earnings per common share  $ 0.46    $  0.44       $ 1.32    $  0.51
                                 =========  =========    =========  =========

Assuming full dilution
 Earnings                           $  702    $   659       $2,007     $  767
                                 ---------  ---------    ---------  ---------
 Shares *
  Weighted average number of
   common shares outstanding     1,527,717  1,508,401    1,522,862  1,502,870
  Assuming exercise of option
   reduced by the number of
   shares which could have been
   purchased with the proceeds
   from exercise of such options     1,224       **          1,224        **
                                 ---------  ---------    ---------  ---------
  Weighted average number of
   common shares outstanding as
   adjusted                      1,528,941  1,508,401    1,524,086  1,502,870

Earnings per common share
 assuming full dilution            $  0.46    $  0.44      $  1.32    $  0.51
                                 =========  =========    =========  =========


   *    Restated per 5% Stock Dividend paid on June 19, 1996.
  ** The stock options are not included since the option price on the stock options outstanding was greater than the average market price and the period-end market price.